Exhibit 4.4

This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

Unless this Preferred Securities Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to FCB/SC Capital Trust II or its agent for registration of transfer, exchange or payment, and any Preferred Securities Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Preferred Securities evidenced hereby, and any Junior Subordinated Debentures issuable in connection therewith, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered, sold, pledged or otherwise transferred except (A) by any initial investor that is not a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (1) to a person whom the transferor reasonably believes is a qualified institutional buyer purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, or (2) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and (B) by an initial investor that is a qualified institutional buyer or any subsequent investor as set forth in (A) above and, in addition, to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with the applicable securities laws of the states and other jurisdictions of the United States. The holder of this Preferred Security agrees that it will comply with the foregoing restrictions. Securities owned by an initial investor that is not a qualified institutional buyer may not be held in book-entry form and may not be transferred without certification that the transfer complies with the foregoing restrictions, as provided in the Trust Agreement referred to below. No representation can be made as to the availability of the exemption provided by Rule 144 for resales of the Preferred Securities or any Junior Subordinated Debentures distributable to holders of the Preferred Securities.

The Preferred Securities will be issued and may be transferred only in blocks having a liquidation amount of not less than $100,000 (100 Preferred Securities). Any transfer of Preferr3d Securities in a block having a liquidation amount of less than $100,000 will be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Preferred Securities for any purpose, including without limitation the receipt of distributions on such Preferred Securities, and such transferee shall be deemed to have no interest whatsoever in such Preferred Securities .

No employee benefit or other plan or individual retirement account subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), no entity whose underlying assets include “Plan Assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”), and no person investment “Plan Assets” of any Plan, may acquire or hold this Preferred Securities certificate or any interest herein, unless such purchase or holding is covered by the exemptive relief provided by U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 96-23,

95-60, 91-38, 90-1 or 84-14, or another applicable exemption with respect to such purchase or holding. Any purchaser or holder of this Preferred Securities certificate or any interest herein that is a Plan or a Plan Asset Entity or is purchasing such securities on behalf of or with “Plan Assets” will be deemed to have represented by its purchase and holding hereof that (A) the purchase and holding of the Preferred Securities is covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, or another applicable exemption, (B) the company and the Administrators are not “Fiduciaries” within the meaning of Section 3(21) of ERISA and the regulations thereunder with respect to such person’s interest in the Preferred Securities or the Junior Subordinated Debentures, and (C) in purchasing the Preferred Securities, such person approves the purchase of the Junior Subordinated Debentures and the appointment of the issuer Trustees.

Certificate Number	Aggregate Liquidation Amount
D-	$
( Preferred Securities)

CUSIP NO. 30246LAA2

Certificate Evidencing

Floating Rate Preferred Securities

of

FCB/SC Capital Trust II

(liquidation amount $1,000 per Preferred Security)

FCB/SC CAPITAL TRUST II, a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that CEDE & CO. (the “Holder”) is the registered owner of                                      DOLLARS ($                ) aggregate liquidation amount of Preferred Securities of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated as the FCB/SC Capital Trust II Floating Rate Preferred Securities (liquidation amount $1,000 per Preferred Security) (the “Preferred Securities”). The Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of May 7, 2004, as the same may be amended from time to time (the “Trust Agreement”), among First Citizens Bancorporation, Inc., as Depositor, Deutsche Bank Trust Company Americas, as Property Trustee, Deutsche Bank Trust Company Delaware, as Delaware Trustee, the Administrators named herein and the Holders of Trust Securities, including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by First Citizens Bancorporation, Inc., as Guarantor, and Deutsche Bank Trust Company Americas, as Guarantee Trustee, dated as of May 7, 2004, as the same may be amended from time to time (the “Guarantee Agreement”), to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust by contacting the Issuer Trustees.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

Terms used but not defined herein have the meanings set forth in the Trust Agreement.

IN WITNESS WHEREOF, one of the Administrators of the Issuer Trust has executed this certificate this 7th day of May, 2004.

FCB/SC CAPITAL TRUST II

By:
Craig L. Nix
Administrator

AUTHENTICATED:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

    as Property Trustee

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

__________________________________________________________________________________________________________________________________________________________________________________________________________________

(Insert assignee’s social security or tax identification number)

______________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________

(Insert address and zip code of assignee)

and irrevocably appoints _______________________________________________________________________________________

______________________________________________________________________________________________________________________________

agent to transfer this Preferred Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date:____________________________

Signature:________________________________________________

(Sign exactly as your name appears on the other side of

this Preferred Securities Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.